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                                                                  Exhibit (d)(2)

                               CONFIDENTIALITY AND
                            NON-DISCLOSURE AGREEMENT

         THIS CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT (the "AGREEMENT") is entered into as of May 5, 2000 by and between Cangene Corporation ("BUYER") and CHESAPEAKE BIOLOGICAL LABORATORIES, INC. ("CBL"). (Buyer and CBL are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES;" each Party as a provider/discloser of Confidential Information (as defined below) is referred to herein as "PROVIDER;" and each Party as a reviewer/recipient of Confidential Information is referred to herein as a "REVIEWER").

                                    RECITALS

         WHEREAS, the Parties desire to review Confidential Information relating to each other for the sole purpose of determining whether the Parties desire to engage in a business combination or other strategic relationship (the "TRANSACTION"); and

         WHEREAS, as a condition to either Party providing any Confidential Information to the other Party, the Parties have agreed to execute and deliver this Agreement to protect each other prior to gaining access to any Confidential Information.

         NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows:

         1.      Confidential Information

                 (a) Subject to 1(b) below, the term "CONFIDENTIAL INFORMATION" means and includes all information and materials relating to either Party, including, without limitation, all books, records, financial statements, by-laws, operating agreements and/or other organizational documents, capital structure information, ownership information, business plans, pricing information, employee information, marketing plans and procedures, strategies, forecasts, customer lists, supplier lists, product development plans, trade secrets, documents, files, data, notes, analyses, compilations, studies, specifications, technology, computer programs, designs, and other information, materials and rights of every nature whatsoever whether prepared or created by the Provider, the Reviewer or otherwise, together with such other information, data or materials, if any, already provided to the Reviewer or its Representatives (as defined below) by or on behalf of the Provider, directly or indirectly, in each case whether oral or written, whether or not confidential or proprietary status is indicated orally or in writing or in a context in which the Provider or its representatives reasonable communicated, or the Reviewer or its Representatives should reasonably have understood, that the information should be treated as confidential, whether or not the specific words "confidential" or "proprietary" are used, and all portions of all compilations, studies, notes, analyses and memoranda prepared in connection therewith or derived therefrom that contain or

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reflect such information, and all copies thereof. The fact that Confidential
Information has been or will be exchanged pursuant to the terms of this Agreement and that discussions are occuring with respect to the purposes hereof (and the status of such discussions) also shall be treated as "CONFIDENTIAL INFORMATION" under this Agreement.

                  (b) Notwithstanding anything contained in this Agreement to the contrary, the following types of information and materials shall not constitute "Confidential Information" for purposes of this Agreement and neither Party shall have any obligations to the other Party hereunder with respect to any information or materials if, when or to the extent that such information or materials: (i) is or becomes generally available in the industry or to the public other than as a result of a breach of this Agreement by the Reviewer or its Representatives, (ii) was received by the Reviewer or its Representatives on a non-confidential basis from a third party lawfully possessing and lawfully entitled to disclose such information on a non-confidential basis, or (iii) is required to be disclosed by law or by regulatory or judicial process, subject to compliance with Secton 3(c).

         2. Purpose. Each Party agrees that its review and inspection of the Confidential Information shall be solely to determine whether the Parties desire to proceed with the Transaction.

         3.      Non-Disclosure and Use of Confidential Information.

                 (a) The Reviewer agrees that all Confidential Information shall be used by the Reviewer solely for the purpose stated in Section 2 and shall be treated by the Reviewer and its Representatives as strictly confidential. The Reviewer further agrees not to disclose, directly or indirectly, any of the Confidential Information to any third party without the prior written consent of the Provider, other than to the following (collectively, the "REPRESENTATIVES"):
(i) the Reviewer's directors, officer and employees (including those of its affiliates), and (ii) the Reviewer's attorneys, accountants and financial advisors; in each case only to those persons who have a need to know the Confidential Information for the purpose stated in Section 2. The Reviewer shall inform each of its Representatives prior to such Representative receiving any of the Confidential Information of the requirements of this Agreement, and the Reviewer shall be liable for any breach of this Agreement by its Representatives.

                 (b) Neither party will (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3(c) below), without the prior written consent of the other Party, disclose to any person the fact that the Confidential Information exists or has been made available, that the Parties are considering the Transaction or any other transaction involving the Parties, or that discussions or negotiations are taking or have taken place concerning the Transaction or involving the Parties or any term, condition or other fact relating to the Transaction or such discussions or negotiations, including, without limitation, the status thereof.

                 (c) If the Reviewer or its Representatives are required under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or by a governmental

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body to disclose any Confidential Information, the Reviewer shall not do so without first giving the Provider written notice of such request(s) so that the Provider may seek an appropriate protective order or other confidential treatment of the Confidential Information.

         4. No Representation Concerning Confidential Information. The Reviewer acknowledges and agrees that the Provider, in providing Confidential Information hereunder, makes no representation or warranty as to the accuracy or completeness of the Confidential Information and that the Provider shall have no obligation or liability to the Reviewer or its Representatives resulting from the use of contents of the Confidential Information or from any action taken or any inaction occuring in reliance on the Confidential Information.

         5. No Obligation to Disclose Confidential Information. Not withstanding any provision of this Agreement, neither party shall have any obligation to furnish or otherwise disclose Confidential Information to the other Party.

         6. Return/Destruction of Confidential Information. If either Party hereto determines not to proceed with the Transaction, it will immediately notify the other Party hereto in writing of that decision. Upon sending of such written notice or earlier upon the request of the Provider, all copies of Confidential Information provided to or in the possession of the Reviewer or its Representatives shall be destroyed or returned promptly to the Provider, together with (i) all copies thereof made by the Reviewer or its Representatives, and (ii) all portions of all compilations, studies, notes, analyses and memoranda prepared in connection with the examination thereof or derived therefrom that contain or reflect any Confidential Information. Upon request of the Provider, the Reviewer shall provide to the Provider a written certificate as to the return or destruction of such Confidential Information. Any oral Confidential Information will continue to be held subject to this Agreement.

         7.      Standstill; Non-Solicitation of Employees.

                 (a) Buyer agrees that, for a period of one year from the date of this Agreement, neither Buyer nor any subsidiary or affiliate of Buyer will, without the prior written consent of CBL or its board of directors: (i) acquire, directly or indirectly, by purchase or otherwise, any voting securities or rights or options to acquire any voting securities, or securities or instruments convertible into voting securities, of CBL; (ii) make, or in any way participate in, directly or indirectly, any "SOLICITATION" of "PROXIES" (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of CBL; (iii) make any public announcement in connection with any of the foregoing; (iv) form, join or participate in a "GROUP" (as defined in section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in connection with any of the foregoing; or (v) otherwise attempt or join in an attempt by another person or entity that intends to attempt to gain control of CBL. In the event that Buyer becomes aware of any inadvertent acquisition of securities of CBL covered by the foregoing, Buyer shall immediately so notify CBL and as promptly as possible cause such securities to be divested in a commercially reasonable manner.

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                 (b) Buyer agrees that, for a period of two years from the date of this Agreement, neither Buyer nor any subsidiary or affiliate of Buyer will solicit for employment any executive officer or senior employee of CBL; provided, however, (i) Buyer and Buyer's subsidiaries and affiliates shall not be prohibited from employing any such individual who contacts Buyer of any of Buyer's subsidiaries or affiliates on his or her own initiative, and (ii) the foregoing restrictions shall not apply to general solicitations to hire through the use of advertising. Upon Buyer's request, CBL shall provide Buyer with a list of the names and titles of the individuals covered by this Section 7(b).

         8. Amendment. No amendment, modification, or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought.

         9.      Breach of Agreement; Indemnity.

                 (a) In the event the Reviewer or any of its Representatives fails in any respect to comply with its obligations under this Agreement, the Reviewer shall be liable to the Provider for breach of this Agreement. The Reviewer understands and agrees that monetary damages would not be a sufficient remedy for any breach or contemplated breach of this Agreement, and that the Provider shall be entitled to specific performance or other equitable relief by way of restraining orders and injunctions as a remedy for any such breach or contemplated breach without proof of actual damages and without the necessity of posting any bond.

                 (b) The rights, powers, and remedies provided for in Section 9(a) shall be in addition to and shall not preclude the exercise of any other right, power, or remedy available to the Provider at law or in equity. No forbearance, failure, or delay in exercising any such right, power, or remedy shall operate as a waiver thereof or preclude its further exercise.

                 (c) The Reviewer hereby indemnifies and holds harmless the Provider from and against any and all claims, demands, losses, actions, debts, liabilities, judgements, costs and attorneys' fees and disbursements arising out of, claimed on account of, or in any matter predicted upon or contributed to by a breach of this Agreement by the Reviewer or its Representatives or otherwise incurred by the Provider in enforcing or preserving the Provider's rights under this Agreement.

         10. Term. Except as otherwise expressly provided herein, this Agreement shall terminate two years after the date of the destruction or return of the Confidential Information to the other Party.

         11. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that neither Party shall assign any of its rights or obligations under this Agreement without the prior written consent of the other Party.

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         12.     Severability. This Agreement shall be interpreted so as to give full legal force and effect to all provisions hereof to the maximum extent permitted by the law. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against public policy, such term, provision, covenant or restriction shall be deemed to be reformed to the minimum extent necessary to make such term, provision, covenant or restriction enforceable to the maximum extent permitted by the law, and the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect to the maximum extent permitted by law and shall in now way be affected, impaired or invalidated.

         13. No Further Obligations or Agreements Hereunder. Neither party shall be under any obligation to enter into any further agreements with the other Party as a result of this Agreement. Each Party reserves the right, in its sole discretion, to decline to make, to retract or to reject at any time any proposal which has not yet become legally binding by execution of a written agreement between the Parties with respect to any further agreements or business arrangements with the other Party or its parents, subsidiaries or other affiliates, and to terminate all further discussion and negotiations.

         14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Transmission by facsimile of an executed counterpart signature page hereof by a Party shall constitute due execution and delivery of this Agreement by such Party.

         15. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Maryland applicable to contracts between residents of that State and executed in and to be performed in that State, without regard to principles of conflicts of laws.

         16. Entire Agreement. This Agreement represents the entire agreement between the Parties and relating to the subject matter hereof and to the treatment of Confidential Information heretofore or hereafter reviewed or inspected by either Party or its Representatives.

         17. Jurisdiction; Forum. Each Party hereto hereby (a) submits to the jurisdiction of any Maryland court or Federal court sitting in Baltimore City, Maryland with respect to all actions and proceedings arising out of or relating to this Agreement, (b) agrees that all claims with respect to any such action or proceeding may be heard and determined in such Maryland court or Federal court, (c) waives the defense of inconvenient forum, and (d) agrees that a final judgement in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by the law.



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         IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Agreement as of the date first set above.

                                 BUYER:

                                 By:    /s/ Alex Glasenberg
                                        ---------------------------------
                                 Title: V.P. Finance and Chief Financial Officer
                                        ----------------------------------------


                                 CBL:

                                 ARNHOLD AND S. BLEICHROEDER, INC.

                                 On behalf of

                                 CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

                                 By:    /s/ Gregory A. Horwitz
                                        ---------------------------------
                                        Gregory A. Horwitz

                                 Title: Associate